UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

February 12, 2003	0-27749

Date of Report (Date of earliest event reported)	Commission File Number

SYNDICATED FOOD SERVICE INTERNATIONAL INC.
f/k/a Floridino’s International Holdings, Inc.
(Exact name of registrant as specified in its charter)

Florida	59-3479186

(State or other jurisdiction of incorporation or organization) Overlook III, 2859 Paces Ferry Road, Suite 750, Atlanta, Georgia	(I.R.S. Employer Identification Number) 30339

(Address of Principal Executive Offices)	(Zip Code)

(770) 953-0995
(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

As previously reported in Syndicated Food Service International, Inc.’s (“Syndicated” or “the Company”) current report filed August 22, 2002, the Company’s entire board of directors were replaced during calendar year 2002 and new directors were elected to the board in their place. Also, during calendar year 2002 the Company’s former management was terminated and new management was appointed in their place. Specifically, on March 21, 2002, the Company’s Board of Directors voted to terminate the employment of William Keeler, the Company’s former President and Chief Executive Officer, as well as Gil Condinho, the Company’s former Vice President Marketing, and George Casale, the Company’s former Vice President Controller. On March 28, 2002, the Board of Directors present at the meeting unanimously voted to remove William Keeler from the Company’s Board of Directors. Nick Pirgousis resigned as Chairman of the Company’s Board of Director effective February 28, 2002. Roman Fisher resigned as a director of the Company effective May 4, 2002. Frank Dolney resigned as a director, and as the Treasurer and Secretary of the Company effective June 17, 2002.

Item 4. Changes in Registrant’s Certifying Accountant.

(a)(1)(i) On February 12, 2003, Syndicated advised Berkovits, Lago & Company, LLP (“Berkovits”) that it was dismissed as Syndicated’s independent auditors as of February 12, 2003.

(a)(ii) Berkovits’ report on the Company’s financial statements for the year ended December 31, 2000 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles. As of the date of this disclosure, the Company has not filed a financial statement for the year ended December 31, 2001.

(a)(iii) The decision to change accountants was approved by the audit committee and submitted to the entire board of directors which unanimously approved the action of the audit committee to change accountants.

(a)(iv) During the fiscal years ended December 31, 2000 and 2001, and through February 12, 2003, the date of Berkovits’ dismissal, there have not been any disagreements between Syndicated and Berkovits on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Berkovits, would have caused it to make reference to the subject matter of the disagreements in connection with its reports for such years, with the qualification that the Company has not filed a financial statement for the year ended December 31, 2001 due to its inability to file its outstanding Form 10-KSB and Forms 10-QSB for the year ended December 31, 2001 for the reasons discussed herein.

(a)(1)(v)(A) In its July 25, 2002 engagement letter with Syndicated, which defined the scope and terms of service Berkovits was to provide for the audit of the year ended December 31, 2001, Berkovits indicated that it was aware of certain irregular transactions and possible illegal acts that may have been committed by the Company’s former management and which resulted in legal actions being initiated against Syndicated, that an informal inquiry by the United States Securities and Exchange Commission was underway, and that there may be a possibility of future involvement by the United States Attorney’s Office. Additionally, Berkovits issued a letter dated September 12, 2002 indicating that, based on facts, findings and discoveries received through that date, it was expanding the scope and intent of the audit and that its forensic procedures would need to be expanded on the basis of the weakness in the Company’s internal controls due to the exercise of former management in overriding controls or actions by former management in not adhering to governmental regulations or by not abiding by the principle of management integrity. Berkovitz indicated that it would determine whether any particular material weakness in internal control rose to the level of a violation of the Foreign Corrupt Practices Act and therefore constituted an illegal act.

(a)(1)(v)(B) Berkovits has not advised the Company that information has come to Berkovits’ attention that has led it to no longer be able to rely on present management’s representations, or that has made it unwilling to be associated with the financial statements prepared by management.

(a)(1)(v)(C)(1) As discussed in Section (a)(1)(v)(A) above, Berkovits notified the Company on September 12, 2002 of its belief that a significant expansion in scope of testwork was contemplated due to facts known by them as of

September 12, 2002, including the possibility that illegal acts, as defined by Statement of Accounting Standards Number 54, may have occurred under former management during the year ended December 31, 2001, including possible improprieties in connection with the disbursement to consultants, officers and directors of Syndicated of private placement proceeds raised during the fourth quarter of 2001, possible violation of the Foreign Corrupt Practices Act, possible violations of the Bank Secrecy Act regarding the exchange of funds that did not have a valid business reason, and possible Securities Act violations which are the subject of a continuing investigation by the Securities and Exchange Commission. Berkovits also advised the Company of the need to perform additional audit and forensic accounting procedures to substantiate the validity of certain unauthorized transactions, improperly recorded transactions, transactions not recorded in a complete or timely manner in order to maintain accountability for assets, and the failure to pay government duties. Berkovits further described the possibility that further evaluation of the quantitative and qualitative aspects of detected or expected illegal acts could have a material effect on the Company’s financial statements for the year ended December 31, 2001 if a material misstatement was discovered as a result of the expanded scope of testwork or a misstatement could not be properly accounted for or disclosed. Berkovits indicated that should illegal acts by former management be discovered or substantiated, or it was determined that transactions were not properly accounted for or disclosed by former management, and it was determined that such illegal acts had a material effect on the financial statements of the Company that Berkovits would express a qualified or an adverse opinion, or in the event that Berkovits was precluded by current management from obtaining sufficient competent evidential matter to evaluate whether an illegal act that could be material to the financial statements had occurred, Berkovits would disclaim an opinion. Berkovits has not claimed that the Company or its current management has failed to cooperate fully with Berkovits in any manner.

(a)(1)(v)(C)(2) At the time of change in accountants, Berkovits had conducted investigative procedures focused on the conduct of former management in regards to the possible illegal acts discussed in Section (a)(1)(v)(C) (1) and had expanded the scope and intent of its audit for the years ending December 31, 2000 and December 31, 2001 and had prepared a draft report on its investigation to be submitted to the Company and Company’s outside legal counsel. Berkovits’ report on its investigation has not been received by Company or Company’s outside legal counsel as of the date of this disclosure. Due to the dismissal of Berkovits, the extent and findings of its expanded audit and investigation is not known as of the date of this disclosure.

(a)(1)(v)(D)(1) Berkovits has not advised the Company that information has come to its attention that it concluded materially impacts the fairness or reliability of a previously issued audit report or the underlying financial statements for any previously issued audit report. Berkovits has not advised the Company that information has come to its attention that it concluded materially impacts the fairness or reliability of the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report. Berkovits has indicated, as discussed in Section (a)(1)(v)(C) that the determination that illegal acts occurred could materially impact the fairness and reliability of the financial statements to be issued and covering the periods subsequent thereto.

(a)(1)(v)(D)(2) Due to the dismissal of Berkovits, it is believed that the issues discussed in Section (a)(1)(v)(C) above have not been resolved to the satisfaction of Berkovits at the time of its dismissal as the Company’s independent auditors.

(a)(2) On February 12, 2003, Syndicated retained Weinberg & Company, P.A. (“Weinberg”) of Los Angeles, California and Boca Raton, Florida, as its new independent accountant to audit the registrant’s financial statements.

(a)(2)(i)(ii) During Syndicated’s two most recent fiscal years, and the subsequent interim period prior to engaging Weinberg, Syndicated did not consult Weinberg with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion the might be rendered on Syndicated’s financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

(a)(3) Syndicated provided Berkovits with the disclosures required by Item 304(a)(1) of Regulation S-K above on February 20, 2003. Syndicated has requested Berkovits to furnish the Company with a letter addressed to the Commission stating whether Berkovits agrees with the statements made by the Company in this current report, and, stating the respects in which Berkovits does not agree. Berkovits has not provided the Company with a letter at the time of filing such report. The Company has requested that Berkovits provide the letter as promptly as possible so that the Company can file the letter with the Commission by amendment within ten business days after the filing of the report or registration statement.

Item 5. Other Events and Regulation FD Disclosure.

On February 10, 2003, Mr. Ronald W. Johnston, and Mr. John F. McCarthy, III were elected to the Board of Directors by unanimous written consent of the Board of Directors.

On February 11, 2003, a special meeting (the “Meeting”) of the Company’s Board of Directors was held at 2400 N Street, N.W., Washington, D.C. and via telephone conference call. At the Meeting, The Board of Directors unanimously resolved to create an Audit Committee of the Board of Directors, and further that Ronald W. Johnston, John F. McCarthy, III, and Thomas P. Tanis, Jr. were hereby elected to serve on the Company’s Audit Committee, with Ronald W. Johnston to serve as the Chairman of the Audit Committee.

The Board of Directors further unanimously resolved to create an Internal Controls and Procedures Committee of the Board of Directors to assist the Company’s senior management in the development and implementation of adequate financial and other controls to insure compliance with the intent and requirements of the Sarbanes Oxley Act, as amended, and further that Ronald W. Johnston, John F. McCarthy, III, and William D. Breneman were elected to serve on said Internal Controls and Procedures Committee.

The Board of Directors also unanimously resolved to dismiss the independent auditing firm of Berkovits and terminate Berkovits’ engagement to conduct the independent audit of the Corporation’s book and records for the calendar year ended December 31, 2001 and the investigation into possible illegal acts by Company’s former management. The decision to dismiss Berkovits was made based on questions as to Berkovits independence after the Board of Directors determined that it was inappropriate for Berkovits to continue to audit the Company and investigate former management’s practices and possible illegal acts given the fact that Berkovits had been retained by former management and had been associated with the Company’s financial statements during the time the possible illegal acts occurred.

The Board of Directors unanimously resolved that the independent accounting firm of Weinberg & Company be engaged to conduct the independent audit of the Corporation’s books and records for the calendar year ended December 31, 2001 and December 31, 2002.

The Board of Directors unanimously resolved that the investigation into former management’s practices and possible illegal acts be continued by the Audit Committee with the assistance of the Corporation’s general counsel, Hill, Kertscher & Pixley, LLP.

The Company’s Inability to File Forms 10-KSB and 10-QSB

The Company’s Annual Report on Form 10-KSB for the year ended December 31, 2001, and the Company’s Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002 have not been timely filed. The Company remains unable to file the outstanding Form 10-KSB and Forms 10-QSB due to, among other things, the terminations in March, 2002 of all of the Company’s executive officers and a director, the resignation of its former Chairman and all other directors, the Company’s limited financial resources, and the time and expense required to reconstruct the historical financial information necessary to compile the Company’s audited financials for the year ended December 2001, and the interim quarters ended March 31, June 30 and September 30, 2002. The Company is in the process of working with its advisors to compile all financial and other information needed to complete the outstanding reports and intends to file them in the near future.

Item 7. Financial Statements and Exhibits.

(c)  Exhibits. The following exhibits are filed with this report.

Exhibit 99.1 Letter from Berkovits, Lago & Company to Syndicated Food Service International, Inc. dated September 12, 2002.

Exhibit 99.2 Letter from Berkovits, Lago & Company to Syndicated Food Service International, Inc. dated July 25, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Syndicated Food Service International Inc. (Registrant)

Date February 20, 2003	/s/ Thomas P. Tanis, Jr.

(Signature)*

Thomas P. Tanis, Jr. Chief Executive Officer